UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SOUND SURGICAL TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	61-1480203
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

357 South McCaslin Boulevard Suite 100 Louisville, Colorado	80027-2932
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-121472

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.0001 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

ITEM 2. EXHIBITS

SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered

The description of the common stock of the Registrant set forth under the caption “Description of Securities” in the prospectus contained in the Registrant’s Registration Statement on Form SB-2 (Registration No. 333-121472, as originally filed with the Securities and Exchange Commission on December 20, 2004, or as subsequently amended (the “Registration Statement”), is incorporated by reference in response to this item.

Item 2. Exhibits

The following exhibits are filed as part of this Registration Statement or are incorporated by reference as indicated below.

Exhibit Number	Description

3.1*	Certificate of Incorporation of the Registrant

3.2*	Bylaws of the Registrant

4.1*	Form of Merger Agreement, dated as of , 2005, between the Registrant and Sound Surgical Technologies LLC

4.2*	Specimen common stock certificate

4.3*	Terms of warrant issued to warrant holders in October and December 2003

4.4*	Form of warrant to be issued to Roth Capital Partners, LLC

4.5*	Unsecured promissory note, dated July 30, 2003, issued by the Registrant to Donald B. Wingerter, Jr.

4.6*	Conversion agreement, dated February 1, 2002, between the Registrant and Donald B. Wingerter, Jr.

4.7*	Conversion agreement, dated December 5, 2003, between the Registrant and Donald B. Wingerter, Jr.

4.8*	Form of membership unit subscription agreement issued by Sound Surgical Technologies LLC

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4.9*	Series A Preferred Stock Conversion Agreement, dated December 14, 2004, by and among the Registrant, Donald B. Wingerter, Jr. and Peter D. Geary.

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SOUND SURGICAL TECHNOLOGIES INC.

By:	/s/ Douglas D. Foote
Name:	Douglas D. Foote
Title:	Chief Financial Officer

Dated: January 4, 2005

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